Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Veeva Systems Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-191760, 333-194639, 333-203159, 333-210509, 333-217040, 333-224040, 333-230579, 333-237492, 333-254876, 333-263993, 333-270988, 333-278208 and 333-286049) on Form S-8 of our report dated March 20, 2026, with respect to the consolidated financial statements of Veeva Systems Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
San Francisco, California
March 20, 2026